SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report –  September 6, 2005
(Date of Earliest Event Reported)

COMPUTER HORIZONS CORP.

 (Exact name of registrant as specified in its charter)

New York	0-7282	13-2638902
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

49 Old Bloomfield Avenue

Mountain Lakes, New Jersey 07046-1495

(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 299-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                                Termination of a Material Definitive Agreement.

Computer Horizons Corp. (the “Company”) is a party to an employment agreement with John E. Ferdinandi relating to his position as Corporate Controller and Principal Accounting Officer.  The agreement was terminated in conjunction with Mr. Ferdinandi’s departure described below under Item 5.02.

Item 5.02                                                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 6, 2005, John E. Ferdinandi, Corporate Controller and Principal Accounting Officer of the Company, submitted his resignation to the Company effective September 16, 2005 and indicated that he was leaving in order to pursue an opportunity outside of the Company.  Mr. Ferdinandi’s resignation was not due to a disagreement with the Company on any matter.

Effective September 16, 2005, Michael J. Shea, the Company’s current Chief Financial Officer, will assume the additional responsibilities of interim Corporate Controller and Principal Accounting Officer.  Mr. Shea will serve in such capacity until a successor is named for Mr. Ferdinandi.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 9, 2005

COMPUTER HORIZONS CORP.

By:	/s/ William J. Murphy
William J. Murphy
Chief Executive Officer